                                                                   EXHIBIT 10.22

                                  NISOURCE INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2002

                                TABLE OF CONTENTS

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                                                                                                       PAGE
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ARTICLE I        PURPOSE.............................................................................     1

ARTICLE II       DEFINITIONS.........................................................................     1

     2.1   Definitions...............................................................................     1

     2.2   Principal Entities........................................................................     1

     2.3   Other Definitions.........................................................................     2

ARTICLE III      PARTICIPATION.......................................................................     3

ARTICLE IV       PLAN BENEFITS.......................................................................     3

     4.1   Supplemental Retirement Pension...........................................................     3

     4.2   Reduction for Early Retirement............................................................     4

     4.3   Termination of Employment Prior to Early Retirement.......................................     4

     4.4   Supplemental Disability Pension...........................................................     4

     4.5   Supplemental Spouse Pension...............................................................     5

     4.6   Optional Forms of Payment.................................................................     6

     4.7   Retiree Death Benefit.....................................................................     6

     4.8   Cost of Living Adjustment.................................................................     6

     4.9   Small Benefit Amounts.....................................................................     6

ARTICLE V        MISCELLANEOUS.......................................................................     6

     5.1   Plan Financing............................................................................     6

     5.2   Non-Compete and Related Provisions........................................................     7

     5.3   Nonguarantee of Employment................................................................     7

     5.4   Nonalienation of Benefits.................................................................     7

     5.5   Plan Amendment or Termination.............................................................     7

     5.6   Indemnification...........................................................................     8

     5.7   Action by Company.........................................................................     9

     5.8   Protective Provisions.....................................................................     9

     5.9   Governing Law.............................................................................     9

     5.10  Notice....................................................................................     9

     5.11  Successors................................................................................     9

     5.12  Actuarial Assumptions.....................................................................     9

     5.13  Tax Savings...............................................................................     9

ARTICLE VI       CHANGE IN CONTROL...................................................................    10

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
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     6.1   Change in Control.........................................................................    10

     6.2   Potential Change in Control...............................................................    10

     6.3   Additional Service and Compensation Upon Change in Control................................    10

     6.4   Waiver of Service and Age Requirements Upon Change in Control.............................    11

     6.5   Funding of Plan Benefits Upon Change in Control...........................................    11

     6.6   Plan Administration and Amendment Upon a Change in Control................................    11

     6.7   Committee Discretion to Pay Lump Sum After a Change in Control............................    11

     6.8   Lump Sum Election.........................................................................    11

     6.9   Definitions...............................................................................    12

ARTICLE VII      PLAN ADMINISTRATION:THE COMMITTEE...................................................    13

     7.1   General Powers, Rights and Duties.........................................................    13

     7.2   Information Required by Committee.........................................................    13

     7.3   Committee Decision Final..................................................................    13

     7.4   Claims Procedure..........................................................................    14

                                  NISOURCE INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2002

                                    ARTICLE I

                                     PURPOSE

      Effective as of December 23, 1982, and as subsequently amended as of January 1, 1989, Northern Indiana Public Service Company adopted the Northern Indiana Public Service Company Supplemental Executive Retirement Plan. Effective as of January 1, 1991, NIPSCO Industries, Inc. (the "Company") adopted the NIPSCO Industries, Inc. Supplemental Executive Retirement Plan (the "Plan"), to benefit the Company by providing key executives and employees with additional security in order to aid the Company in retaining its present management and, should circumstances require it, to aid the Company in attracting additions to management. The Company, by providing such additional benefits, expects key executives and employees to be available for consulting assignments to the Company after retirement, at the Company's request. The Plan was amended and restated, effective January 1, 1993, in order to clarify certain provisions, and was further amended and restated effective September 1, 1994. The Plan is herein further amended and restated effective June 1, 2002 to reflect the name change of the Company to NiSource Inc. and to make other administrative and technical changes.

      It is intended that the Plan be exempt from the reporting and disclosure requirements of Title 1 of the Employee Retirement Income Security Act of 1974 because it is an unfunded plan maintained by an employer for the purpose of providing benefits for a select group of management or highly compensated employees.

                                   ARTICLE II

                                   DEFINITIONS

      2.1 Definitions. Where the following words or phrases appear in the Plan, they shall have the respective meanings set forth in the following Sections of this Article, unless the context clearly indicates to the contrary.

      2.2   Principal Entities.

      (a) Committee. The Nominating and Compensation Committee of the Board of Directors of the Company which has certain specific duties with respect to the Plan.

      (b) Company. NiSource Inc. and its subsidiaries and affiliates that adopt the Plan for the benefit of key employees, or its successor or successors.

      (c) NiSource Pension Plan. NiSource Inc. and Northern Indiana Public Service Company Pension Plan Provisions Pertaining to Salaried and Non-Exempt Employees, as amended from time to time.

      (d) Participant. An employee or retiree participating in the Plan in accordance with the provisions of Article III.

      (e)   Plan. NiSource Inc. Supplemental Executive Retirement Plan.

      (f) Qualified Pension Plan. The NiSource Pension Plan and any other tax qualified defined benefit pension plan maintained by the Company or any Affiliate.

      2.3   Other Definitions.

      (a)   Code. The Internal Revenue of Code of 1986, as amended.

      (b) Compensation. As defined in the NiSource Pension Plan, but disregarding the definition of Taxable Compensation and the limitations required by Code Section 401(a)(17), or any successor Section. In addition, for purposes of the Plan, bonuses shall be considered in full as Compensation and not limited to 50% of base pay.

      (c) Early Retirement. Termination of employment for reasons other than death or disability after the Participant has both attained age 55 and completed at least 10 years of Service, but before the Participant's Normal Retirement, except as otherwise provided.

      (d) Final Average Compensation. The result obtained by dividing the total Compensation paid to a Participant during a considered period by the number of months for which such Compensation was received. The considered period shall be the 60 consecutive calendar months within the last 120 months of service which produces the highest result.

      (e) Normal Retirement. Termination of employment for reasons other than death or disability after a Participant has: (1) attained age 62; or
            (2) attained age 60 and completed at least 25 years of Service, except as otherwise provided.

      (f) Pension. A series of monthly amounts that are payable to a person who is entitled to receive benefits under the Plan.

      (g) Primary Social Security Benefit. The monthly amount available to a Participant at age 65 (or at Retirement, if later) under the provisions of Title II of the Social Security Act in effect at the time of termination of employment, assuming the following:

            (i)   The Participant attained age 65 in the year of Retirement, and

            (ii) The Participant earned maximum taxable wages under Section 3121(a)(1) of the Code in all years prior to the year of Retirement. A Participant's Primary Social Security Benefit will be deducted in accordance with Article IV, even though he may not be receiving or may not be eligible to receive Social Security benefits.

      (h)   Retirement. A Participant's Normal or Early Retirement.

            (i) Service. A Participant's or employee's employment or service with the Company, as defined in the NiSource Pension Plan, or such other employment or service date as determined by the Board of Directors of the Company.

                                   ARTICLE III

                                  PARTICIPATION

      The Board of Directors of the Company or the Committee shall select which key employees of the Company will participate in the Plan. In accordance with
Article I, it is intended that officers and certain other employees be eligible for participation.

      After the Board of Directors of the Company or the Committee approves participation for an individual, the Company or the Committee shall provide the individual with a notice of participation in the Plan and a description of the Plan.

                                   ARTICLE IV

                                  PLAN BENEFITS

      4.1 Supplemental Retirement Pension. Upon Normal Retirement, a Participant shall receive a monthly Supplemental Retirement Pension calculated on a single-life basis equal to the larger of (a) or (b) below, reduced in each case by the single-life pension (excluding any supplements related to eligibility for a Social Security benefit) the Participant is eligible to receive under either the Final Average Pay Option or the Account Balance Option of the NiSource Pension Plan, or any other Qualified Pension Plan.

      (a)   The sum of:

            (i) 1.7% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 30 years; plus

            (ii) 0.6% of the Participant's Final Average Compensation multiplied by the Participant's Service in excess of 30 years.

      (b)   The sum of:

            (i) 3% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 20 years; plus

            (ii) 0.5% of the Participant's Final Average Compensation multiplied by the Participant's Service in excess of 20 years, to a maximum of 30 years;

            (iii) less 5% of the Participant's Primary Social Security Benefit,
                  multiplied by the Participant's Service to a maximum of 20 years.

      Upon Early Retirement, a Participant shall receive a monthly Supplemental Retirement Pension in a reduced amount (as described in Section 4.2 below).

      4.2 Reduction for Early Retirement. A Participant who terminates employment prior to Normal Retirement, but after Early Retirement, shall receive a monthly Supplemental Retirement Pension in an amount determined in accordance with Section 4.1 above, but reduced as follows: (1) by 6% for each of the first 2 years and 4% for each of the next 5 years that commencement of the Participant's Supplemental Retirement Pension precedes the date that the Participant would attain age 62; or (2) if the Participant had completed 25 years of Service at the time of his termination, by 6% for the first year and 4% for each of the next 4 years that commencement of the Participant's Supplemental Retirement Pension precedes the date that the Participant would attain age 60, with a pro rata reduction for any fraction of a year.

      Payment of the Participant's monthly reduced Supplemental Retirement Pension shall normally commence as soon as practicable following termination of employment. Notwithstanding the preceding sentence, a Participant may elect to defer the commencement of his or her reduced Supplemental Retirement Pension to any date between Early Retirement and attainment of age 62 by a written election delivered to the Committee on or before the last day of the calendar year preceding the calendar year of Early Retirement.

      4.3 Termination of Employment Prior to Early Retirement. Upon termination of employment prior to Early Retirement, a Participant shall receive a monthly Supplemental Retirement Pension, calculated on a single-life basis equal to the excess, if any, of the pension the Participant would be eligible to receive under either the Final Average Pay Option or the Account Balance Option of the NiSource Pension Plan, or any other Qualified Pension Plan, if the limitations required by Code Sections 401(a)(17) and 415, or any other limitation imposed by the Code, the limitation on bonuses to 50% of base pay and the potential limitations relating to Taxable Compensation were not applied, reduced by the pension the Participant is eligible to receive under either such Option of the NiSource Pension Plan, or any other Qualified Pension Plan, and commencing on the same date as the pension under the NiSource Pension Plan or any other Qualified Pension Plan.

      4.4 Supplemental Disability Pension. If a Participant becomes disabled while in the active employment of the Company prior to age 65, the Participant shall be eligible for a monthly Supplemental Disability Pension commencing on the date the disability begins and continuing to the first to occur of the Participant's death or attainment of age 65, calculated on a single-life basis, and equal to the larger of (a) or (b) below, reduced in each case by the basic benefit the Participant is eligible to receive under the long-term group disability insurance coverage provided under any long term disability plan maintained by the Company or any Affiliate. For purposes of the Plan, a Participant is deemed disabled if he or she receives long-term disability benefits from a plan maintained by the Company or an Affiliate or receives Social Security disability payments.

      (a)   The sum of:

            (i) 1.7% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 30 years, plus

            (ii) 0.6% of the Participant's Final Average Compensation multiplied by the Participant's Service in excess of 30 years.

      (b)   The sum of:

            (i) 3% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 20 years; plus

            (ii) 0.5% of the Participant's Final Average Compensation multiplied by the Participant's Service in excess of 20 years, to a maximum of 30 years;

            (iii) less 5% of the Participant's Primary Social Security Benefit,
                  multiplied by the Participant's Service to a maximum of 20 years.

      After age 65, the Participant shall be eligible for a monthly Supplemental Retirement Pension in accordance with Section 4.1, based on Service the Participant would have had if the Participant had continued working for the Company or an Affiliate to age 65, the Participant's Final Average Compensation at the time he became disabled, the Primary Social Security Benefit determined at the time the Participant became disabled, and the single-life pension the Participant is entitled to receive at age 65 from the NiSource Pension Plan, or any other Qualified Pension Plan, determined at the time he became disabled.

      4.5 Supplemental Spouse Pension. Upon the death of a Participant in active employment or while receiving a Supplemental Disability Pension, his or her surviving spouse, if any, shall be eligible to receive a monthly Supplemental Spouse Pension equal to the greater of:

      (a)   25% of the Participant's Final Average Compensation; or

      (b) the monthly amount that would have been payable to such surviving spouse if the Participant had elected payment of his monthly Supplemental Retirement Pension in the form of a reduced 50% joint and survivor Pension, with his spouse as the contingent annuitant, terminated employment (on the date of his actual death) and then died immediately prior to the commencement of payments.

      The Supplemental Spouse Pension shall commence in the month next following the month of the Participant's death and continue for the life of such spouse. In the event that the Supplemental Spouse Pension calculated under option (a) of this Section will provide a greater benefit to the spouse immediately following the Participant's death, but option (b) of this Section will provide a greater monthly benefit as of the date the Participant would have attained age 55, the amount of monthly Supplemental Spouse Pension payable to the surviving spouse shall be: (1) calculated and payable under option (a) during the period immediately following the Participant's death; and (2) recalculated and payable according to option (b) beginning on the date the Participant would have attained age 55. Beginning on the earliest date that the surviving spouse could have begun receiving a benefit under the NiSource Pension Plan, or any other Qualified Pension Plan, the Supplemental Spouse Pension payable under this Section shall be reduced by the amount of benefit under the NiSource Pension Plan, or any other Qualified Pension Plan, that the spouse is (or would have been) entitled to receive.

      4.6 Optional Forms of Payment. In lieu of the single-life Pension described in Section 4.1, 4.2 or 4.3, a Participant may elect to receive a reduced 50% joint and survivor Pension with his or her spouse or other designated beneficiary as the contingent annuitant, or distribution in any optional form available under the Final Average Pay Option of the NiSource Pension Plan, computed in the same manner as in the NiSource Pension Plan.

      4.7 Retiree Death Benefit. Upon the death of a retired Participant, a lump-sum death benefit equal to 50% of his or her retiree group life insurance coverage shall be paid to the retiree's spouse or other beneficiaries designated with respect to such coverage.

      4.8 Cost of Living Adjustment. For Participants in the Final Average Pay Option of the NiSource Pension Plan, the benefits payable under Sections 4.1 through 4.6 shall be increased in the same percentage and at the same time as cost of living adjustments are made to the pensions of salaried employees of the Company or an Affiliate under the NiSource Pension Plan, or any other Qualified Pension Plan.

      4.9 Small Benefit Amounts. At the discretion of the Committee, the present value of any benefit payable under the Plan that does not exceed $5,000 may be paid to the Participant or his or her surviving spouse or other designated beneficiary in quarterly, semi-annual or annual installments, or in a single lump sum.

                                   ARTICLE V

                                  MISCELLANEOUS

      5.1   Plan Financing. Except as set forth below in this Section and in
Section 6.5, benefits under the Plan shall be paid from the general assets of the Company. To the extent any Participant or surviving spouse or other designated beneficiary acquires a right to receive payments hereunder, such right shall be no greater than the right of any other unsecured creditor of the Company. Notwithstanding the foregoing, the Company has entered into a trust agreement ("Trust Agreement") whereby the Company agrees to contribute to a trust ("Trust") for the purpose of accumulating assets to assist the Company in fulfilling its obligations to Participants and surviving spouses or other designated beneficiaries hereunder. Such Trust includes the provision that all assets of the Trust shall be subject to the creditors of the Company in the event of its insolvency.

      5.2 Non-Compete and Related Provisions. Benefits under the Plan may be forfeited if:


      (a) A Participant, while employed by the Company or within a period of 3 years after the Participant's termination of employment for any reason, including Retirement (the "Restrictive Period"), engages in activity or employment that directly or indirectly competes with the business of the Company or its Affiliates, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company or its Affiliates to terminate employment with the Company or its Affiliates, and become employed by, any person, firm, partnership, corporation, trust or other entity that provides commodities, products or services to customers of the Company or its Affiliates of the same type as commodities, products or services provided by the Company or its Affiliates (the "Restrictive Covenant"). The foregoing Restrictive Covenant shall not prohibit a Participant from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than 1% of the outstanding capital stock of any such entity; or

      (b) A Participant performs any action or makes any statement that is detrimental to the Company or its Affiliates, unless such action or statement is retracted to the Company's satisfaction after the Participant is notified regarding such action or statement.

      5.3 Nonguarantee of Employment. Participation in the Plan does not limit the right of the Company or an Affiliate to discharge any individual with or without cause.

      5.4 Nonalienation of Benefits. Neither a Participant, nor a surviving spouse or other designated beneficiary may assign or transfer any benefits under the Plan.

      5.5 Plan Amendment or Termination. The Chairman of the Board of Directors may amend any provision of the Plan except for Article III and Article IV, which may only be amended by the Company. The Company may terminate the Plan at any time, except that any benefits that are payable due to a Retirement, death, disability, or other termination of employment occurring prior to the amendment or termination shall not be reduced or discontinued. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant (or surviving spouse) of all or any portion of any Supplemental Retirement Benefit, Supplemental Disability Pension or Supplemental Spouse Pension, the payment of which has commenced prior to the effective date of such amendment or termination, or which would be payable if the Participant terminated employment for any reason on such effective date. Upon termination of the Plan, distribution of Supplemental Retirement Benefits, Supplemental Disability Pension or Supplemental Spouse Pension shall be made to Participants and surviving spouses in the manner and at the time described in Article IV of the Plan. No additional Supplemental Retirement Benefits, Supplemental Disability Pension or Supplemental Spouse Pension shall be earned after termination of the Plan, except as provided in Section 6.3.

      5.6   Indemnification.

      (a) Limitation of Liability. Notwithstanding any other provision of the Plan or the Trust, none of the Company, or any member of the Committee, or an individual acting as an employee or agent of any of them, shall be liable to any Participant or former Participant, or any surviving spouse or other designated beneficiary of any Participant or former Participant, for any claim, loss, liability or expense incurred in connection with the Plan or the Trust, except when the same shall have been judicially determined to be due to the willful misconduct of such person.

      (b) Indemnity. The Company shall indemnify and hold harmless each member of the Committee, or any employee of the Company or any individual acting as an employee or agent of either of them (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement with respect to the Plan or the Trust) from any and all claims, losses, liabilities, costs and expenses (including attorneys' fees) arising out of any actual or alleged act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto with respect to the administration of the Plan or the Trust, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he or she is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation, may be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Committee in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the Company pursuant to this paragraph.

      (c) Severability. Each of the Sections contained in the Plan, and each provision in each Section, shall be enforceable independently of every other Section or provision in the Plan, and the invalidity or unenforceability of any Section or provision shall not invalidate or render unenforceable any other Section or provision contained herein. If any Section or provision in a Section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the Section or provision to produce its nearest enforceable economic equivalent.

      5.7 Action by Company. Any action required or permitted of the Company under the Plan shall be by resolution of its Board of Directors or of the Committee, or by a person or persons authorized by resolution of its Board of Directors or the Committee.

      5.8 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company and its Affiliates in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company and its Affiliates may deem necessary and taking such other action as may be requested by the Company and its Affiliates.

      5.9 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Indiana, except as preempted by federal law.

      5.10 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant, a surviving spouse or other designated beneficiary shall be directed to the individual's last known address in the Company's records.

      5.11 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company, its Affiliates and their successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

      5.12 Actuarial Assumptions. Unless otherwise provided in the Plan, all actuarial adjustments necessary to determine the amount, form or timing of any distribution shall be based on the same actuarial assumptions used for the pension the Participant is eligible to receive under the NiSource Pension Plan.

      5.13 Tax Savings. Notwithstanding anything to the contrary contained in the Plan, (1) in the event that the Internal Revenue Service prevails in its claim that benefits under the Plan constitute taxable income to a Participant, his or her spouse or other designated beneficiary, for any taxable year, prior to the taxable year in which such benefits are distributed to him or her, or (2) in the event that legal counsel satisfactory to the Company and the applicable Participant, his or her spouse or other designated beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the assets in the Plan, to the extent constituting taxable income, shall be immediately distributed to the Participant, his or her spouse or other designated beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or, if based upon an opinion of legal counsel satisfactory to the Company and the Participant, his or her spouse or other designated beneficiary, the Plan fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

                                   ARTICLE VI

                                CHANGE IN CONTROL

      6.1 Change in Control. A Change in Control of the Company shall be deemed to have occurred if any one of the occurrences of a "Change in Control" set forth in the Change in Control and Termination Agreements between the Company and certain executive officers thereof shall have been satisfied.

      6.2 Potential Change in Control. A "Potential Change in Control" shall include any of the following:

      (a) The delivery to the Company by any "person," as defined in Section 13(d)(3) of the Act, of a statement containing the information required by Schedule 13-D under the Act, or any amendment to any such statement, that shows that such person has acquired, directly or indirectly, the beneficial ownership of (1) more than twenty percent (20%) of any class of equity security of the Company entitled to vote as a class in the election or removal from office of directors, or (2) more than twenty percent (20%) of the voting power of any group of classes of equity securities of the Company entitled to vote as a single class in the election or removal from office of directors.

      (b) The Company becomes aware that preliminary or definitive copies of a proxy statement and information statement or other information have been filed with the Securities and Exchange Commission pursuant to Rule 14a-6, Rule 14c-5 or Rule 14f-1 under the Act relating to a proposed change in control of the Company.

      (c) The delivery to the Company pursuant to Rule 14d-3 under the Act of a Tender Offer Statement relating to equity securities of the Company.

      (d) The Board of Directors of the Company adopts a resolution to the effect that for purposes of the Plan a Potential Change in Control has occurred.

      6.3 Additional Service and Compensation Upon Change in Control. With respect to a Participant who, pursuant to contract with the Company, is entitled to compensation from the Company for an additional 36 months in the event that after a Change in Control the Participant's employment is terminated by the Company or an Affiliate under circumstances described in the contract, such Participant's years of Service under Section 2.3 and Supplemental Retirement Pension under Section 4.1 of the Plan shall be calculated as if the Participant had continued in employment with the Company for an additional 36 months at the rate of Compensation in effect immediately prior to his employment termination; provided that, in no event shall the counting of a Participant's Compensation during this 36-month period reduce his

Final Average Compensation figure below its highest level prior to the Participant's termination of employment.

      6.4 Waiver of Service and Age Requirements Upon Change in Control. A Participant whose employment is terminated within 24 months following a Change in Control for any reason other than a termination by the Company for Good Cause, but prior to Early Retirement, shall be eligible for the Supplemental Retirement Pension specified in Section 4.1, rather than the Supplemental Retirement Pension specified in Section 4.3, commencing at Normal Retirement, except that the Participant may elect to begin receiving such Supplemental Retirement Pension at any time after attaining age 55 years, subject to the reduction specified in Section 4.2.

      6.5 Funding of Plan Benefits Upon Change in Control. Upon a Potential Change in Control, the Committee shall identify the amount by which the present value of all benefits earned to date under the Plan (after offsets) exceeds the then fair market value of the applicable Trust assets, calculated using the Pension Benefit Guaranty Corporation immediate annuity interest rate as of the date of the Potential Change in Control, the 1983 GAM mortality tables, and the most valuable optional payment form (the "Full Funding Amount"), and the Company shall contribute such Full Funding Amount to the Trust. Each Participant's benefits for purposes of calculating present value shall be the highest benefit the Participant would have under the Plan within the six (6) months following a Potential Change in Control, assuming that the Participant's employment continues for six (6) months at the same rate of Compensation, and that the Participant receives any benefit enhancement provided by the Plan, or any other agreement, upon a Change in Control.

      6.6 Plan Administration and Amendment Upon a Change in Control. Upon and after a Change in Control, the Company no longer shall have the power to appoint or remove members of the Committee, nor the power to approve legal counsel or actuaries employed by the Committee. Upon and after a Change in Control, only the Committee members shall have the power to appoint or remove members. If, at any time after a Change in Control, all members of the Committee have been removed or resigned, then all of the powers, rights and duties vested in the Committee by Article VII below shall be vested in the trustee of the Trust.

      6.7 Committee Discretion to Pay Lump Sum After a Change in Control. Upon and after a Change in Control, the Committee may, in its sole discretion, distribute, or cause the trustee under the Trust to distribute, to a Participant or a surviving spouse, the present value (determined in accordance with the assumptions in Section 6.5) of the Participant's Supplemental Retirement Pension or Supplemental Disability Pension, or the surviving spouse's Supplemental Spouse Pension, payable under the Plan in a lump sum payment.

      6.8 Lump Sum Election. Each calendar year, a Participant shall have the right to elect to receive the present value (determined in accordance with the assumptions in Section 6.5) of the Participant's Supplemental Retirement Pension or Supplemental Disability Pension in a lump sum if:

      (a) a Change in Control occurs in the calendar year subsequent to the calendar year in which the election is made; and


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
       (b)   (i)  within 24 months following the Change in Control any one of the payment triggering conditions set forth in the Change in Control and Termination Agreement between the Company and the Participant shall have occurred; or

            (ii) if no Change in Control and Termination Agreement is in effect between the Company and the Participant on the date of the Change in Control and within 24 months following the Change in Control the employment of the Participant with the Company is terminated by the Company for any reason other than Good Cause or the Participant terminates his or her employment with the Company for Good Reason.

Such election shall be irrevocable for the calendar year to which it applies. A distribution pursuant to this Section 6.8 shall be made as soon as practicable following the Participant's termination of employment.

      6.9   Definitions.

      (a)   "Good Cause" shall be deemed to exist if, and only if:

            (i) the Participant engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance, in each case that results in substantial harm to the Company; or

            (ii) the Participant is convicted of a criminal violation involving fraud or dishonesty.

      (b)   "Good Reason" shall be deemed to exist if, and only if:

            (i) there is a significant change in the nature or the scope of the Participant's authorities or duties;

            (ii) there is a significant reduction in the Participant's monthly rate of base salary, his or her opportunity to earn a bonus under an incentive bonus compensation plan maintained by the Company or his or her benefits; or

            (iii) the Company changes by 100 miles or more the principal location in which the Participant is required to perform services.

                                  ARTICLE VII

                       PLAN ADMINISTRATION: THE COMMITTEE

      7.1 General Powers, Rights and Duties. The Committee has the following powers, rights and duties in addition to those given it elsewhere in the Plan:


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
      (a) To interpret the Plan and determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, the power to determine the rights or eligibility of employees or Participants, and their surviving spouses and any other beneficiaries, and the amount of their respective benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions.

      (b) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

      (c) To enforce the Plan and the rules and regulations, if any, adopted by the Committee as above.

      (d) To direct the trustee as respects benefit payments or other distributions from the Trust fund pursuant to the provisions of the Plan.

      (e) To furnish the Company with such information as may be required by it for tax or other purposes as respects the Plan.

      (f) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Company or an Affiliate) and to allocate or delegate to them such powers, rights and duties as the Committee may consider necessary or advisable to properly carry out the administration of the Plan, including maintaining the accounts of Participants, provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants, actuaries or other persons, shall be in writing.

      7.2 Information Required by Committee. The Company shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer the Plan. The records of the Company as to an employee's or Participant's period or periods of employment, termination of employment and the reason therefor, reemployment and Compensation will be conclusive on all persons unless determined to the Committee's satisfaction to be incorrect. Participants and other persons entitled to benefits under the Plan also shall furnish the Committee with such evidence, data or information as the Committee considers necessary or desirable to administer the Plan.

      7.3 Committee Decision Final. Subject to applicable law, and the provisions of Section 7.4, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Committee made by the Committee in good faith shall be binding on all persons. To the extent not inconsistent with the Plan, all definitions, terms and provisions set forth in the NiSource Pension Plan, including with respect to the administrative powers and duties of the Committee, the expenses of administration, and the procedures for filing claims, also shall be applicable with respect to this Plan.

      7.4 Claims Procedure. Claims for benefits under the Plan shall be made in writing to the Committee. If the Committee wholly or partially denies a claim for benefits, the Committee shall, within a reasonable period of time, but no later than 90 days after receiving the claim, notify the claimant in writing of the denial of the claim. If the Committee fails to notify the claimant in writing of the denial of the claim within 90 days after the Committee receives it, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain:

      (a)   the specific reason or reasons for denial of the claim;

      (b) a specific reference to the pertinent Plan provisions upon which the denial is based;

      (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

      (d)   an explanation of the Plan's review procedure.

      Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if the Committee deems one necessary. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than 60 days after receiving the claimant's request for review, unless, in the discretion of the Committee, special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the sixty-day period may be extended to 120 days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (1) include specific reasons for the decision, (2) be written in a manner calculated to be understood by the claimant, and (3) contain specific references to the pertinent Plan provisions upon which the decision is based.

      IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be executed in its name by its duly authorized officer this 27th day of August, 2002, effective as of the 1st day of June, 2002.

                                  NISOURCE INC.

                                  By: /s/ Gary L. Neale
                                      -------------------



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